UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure

The following information is furnished under Item 2.02 - Results of Operations and Financial Condition and Item 7.01 - Regulation FD Disclosure:

On January 24, 2011, American Express Company issued a press release announcing its financial results for the fourth quarter and full year of 2010. A copy of such press release is attached to this report as Exhibit 99.1 and is hereby incorporated herein by reference. In addition, in conjunction with the announcement of its financial results, American Express Company distributed additional financial information relating to its 2010 fourth quarter and full year financial results and a 2010 Fourth Quarter/Full Year Earnings Supplement. Such additional financial information and the 2010 Fourth Quarter/Full Year Earnings Supplement are attached to this report as Exhibits 99.2 and 99.3, respectively, and each is hereby incorporated by reference.

EXHIBIT

99.1	Press Release, dated January 24, 2011, of American Express Company announcing its financial results for the fourth quarter and full year of 2010.

99.2	Additional financial information relating to the financial results of American Express Company for the fourth quarter and full year of 2010.

99.3	2010 Fourth Quarter/Full Year Earnings Supplement of American Express Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  January 24, 2011

EXHIBIT INDEX

Exhibit    No. Description

99.1	Press Release, dated January 24, 2011, of American Express Company announcing its financial results for the fourth quarter and full year of 2010.

99.2	Additional financial information relating to the financial results of American Express Company for the fourth quarter and full year of 2010.

99.3	2010 Fourth Quarter/Full Year Earnings Supplement of American Express Company.